EXHIBIT 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1995 appearing on page 37 of the 1994 Annual Report to Shareholders of Reading & Bates Corporation and on page 26 of Reading & Bates Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.

   /s/Arthur Andersen LLP

   ARTHUR ANDERSEN LLP

   Houston, Texas
   July 31, 1995